FXCM Inc. Announces Third Quarter 2011 Results and October Operating Metrics
Declares Quarterly Dividend

Highlights:

•	Third quarter 2011 revenues of $109.1 million, up 5% from second quarter 2011 and 20% versus the same period in 2010
•	Adjusted Pro Forma EBITDA of $31.4 million, up 10% from second quarter 2011 and up 13% versus the same period in 2010
•	Pro Forma net income of $17.1 million, or $0.23 per fully diluted share
•	US GAAP net income of $3.4 million, or $0.21 per fully diluted share
•	Closed acquisition of Foreland Forex of Japan post-quarter end – will increase FXCM client equity to over $1 billion and significantly increase FXCM’s presence in Japan
•	Declared a quarterly dividend of $0.06 per share of Class A common stock

NEW YORK, NY – November 10, 2011 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended September 30, 2011, revenues increased to $109.1 million, compared to $103.4 million for the second quarter 2011 and $90.5 million for the third quarter 2010, an increase of 5% and 20% respectively. Adjusted Pro Forma EBITDA for the third quarter 2011 was $31.4 million compared to $28.5 million for the second quarter 2011 and $27.9 million for the third quarter 2010, an increase of 10% and an increase of 13%, respectively. Adjusted Pro Forma Net Income was $17.1 million, or $0.23 per share on a fully exchanged, fully diluted basis, compared to $15.6 million, or $0.21 per share for the second quarter 2011 and $16.4 million, or $0.22 per share, for the third quarter 2010, an increase of 10% and 4% of Adjusted Pro Forma Net Income, respectively. U.S. GAAP net income for the third quarter 2011 was $3.4 million, or $0.21 cents per fully diluted Class A share.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC units into FXCM Inc. Class A shares, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges and equity based compensation expense.

For the nine months ended September 30, 2011 revenues increased 16% to $307.1 million, compared to $264.2 million for the corresponding period in 2010. Adjusted Pro Forma EBITDA for the year was $85.5 million, compared to $88.2 million, for the corresponding prior year period, a decrease of 3%. Adjusted Pro Forma Net Income was $46.5 million, or $0.62 per share on a fully exchanged, fully diluted basis, compared to $52.2 million, or $0.69 per share, for the corresponding prior year period, a decrease of 11%. U.S. GAAP net income for the nine months ended September 30, 2011 was $9.5 million, or $0.56 cents per fully diluted Class A share.

“FXCM delivered solid results in the third quarter. Our retail client volume of $1,042 billion was a quarterly record,” said Drew Niv, Chief Executive Officer of FXCM Inc. “We are particularly pleased that our US operations turned in a particularly solid performance with 38% sequential growth in volume from the second quarter 2011.”

“In addition, on October 7th we closed our acquisition of Foreland Forex in Japan which more than doubles our presence in Japan, the world’s largest retail FX market, and will increase our customer equity in excess of $1 billion,” he continued.

In addition, FXCM Inc. today announced certain key operating metrics for October 2011 for its retail and institutional foreign exchange business. Monthly activities included:

October Monthly Metrics:

Retail Trading Metrics

•	Retail customer trading volume(1) of $339 billion in October 2011, 8% lower than September 2011 and 24% higher than October 2010.

•	Average retail customer trading volume(1) per day of $16.2 billion in October 2011, 4% lower than September 2011 and 24% higher than October 2010.

•	An average of 462,882 retail client trades per day in October 2011, 4% lower than September 2011 and 39% higher than October 2010.

~~•~~	Active accounts(2) of 161,991 as of October 31, 2011, an increase of 5,938, or 4% from September 2011, and an increase of 27,352, or 20%, from October 2010.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $174 billion in October 2011, 35% higher than September 2011 and 159% higher than October 2010.

•	Average institutional trading volume(1) per day of $8.3 billion in October 2011, 42% higher than September 2011 and 159% higher than October 2010.

•	An average of 43,213 institutional client trades per day in October 2011, 90% higher than September 2011 and 969% higher than October 2010.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period translated into US dollars.

(2) An account that has traded at least once in the previous twelve months.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Total Revenues	$109,068	$90,531	20%	$307,119	$264,153	16%
Referring broker fees	25,720	24,607	5%	72,253	61,680	17%
Compensation and benefits	20,835	17,826	17%	62,142	52,325	19%
Other expenses	31,088	20,179	54%	87,254	61,957	41%
EBITDA	31,425	27,919	13%	85,470	88,191	-3%
Depreciation and amortization	5,367	1,831	193%	14,201	5,292	168%
Income before income taxes	26,058	26,088	0%	71,269	82,899	-14%
Income tax provision	8,932	9,678	-8%	24,820	30,667	-19%
Net Income	17,126	16,410	4%	46,449	52,232	-11%
Net income attributable to non-controlling interest	-	-	-	-	-	-
Net Income Attributable to FXCM Inc.	$17,126	$16,410	4%	$46,449	$52,232	-11%
Pro forma fully exchanged, fully diluted shares outstanding	74,449	75,300	-1%	74,978	75,300	0%
Earnings Per Share	$0.23	$0.22	6%	$0.62	$0.69	-11%

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Total Revenues	$109,068	$90,531	20%	$307,119	$264,153	16%
Referring broker fees	25,720	24,607	5%	72,253	61,680	17%
Compensation and benefits	22,955	17,826	29%	68,662	52,325	31%
Other expenses	31,350	20,179	55%	103,516	61,957	67%
EBITDA	29,043	27,919	4%	62,688	88,191	-29%
Depreciation and amortization	5,367	1,831	193%	14,201	5,292	168%
Income before income taxes	23,676	26,088	-9%	48,487	82,899	-42%
Income tax provision	8,136	(1,449)	-661%	10,756	3,517	206%
Net Income	15,540	27,537	-44%	37,731	79,382	-52%
Net income attributable to non-controlling interest	12,142	27,537	-56%	28,222	79,382	-64%
Net Income Attributable to FXCM Inc.	$3,398	$-		$9,509	$-
Net Income (in thousands)	$3,398			$9,509
Net Income per Class A Share
Basic and Diluted	$0.21			$0.56
Average Class A shares outstanding	16,468			16,997

Selected Operating Metrics

	(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Total trading volume ($ in billions)	$1,042	$776	34%	$2,802	$2,342	20%

Total active accounts	156,053	134,478	16%	156,053	134,478	16%

Trading days in period	66	66		195	194

Daily average trades	438,599	302,438	45%	366,902	314,337	17%

Daily average trades per active account	2.8	2.3	22%	2.5	2.5	0%

Retail trading revenue per million traded	$93	$104	-11%	$96	$100	-4%

Total customer equity ($ in millions)	$828.2	$424.6	95%	$828.2	$424.6	95%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on December 30, 2011 to Class A stockholders of record at the close of business on December 19, 2011.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 866.788.0546 and 857.350.1684 for international participants. The conference ID number is 23809446.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011 and subsequently filed quarterly reports on Form 10-Q.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers CFD products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

FXCM Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited )

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Retail trading revenues	$97,017	$80,383	$268,234	$234,608
Institutional trading revenues	7,720	7,190	21,820	20,779
Interest Income	963	488	2,837	1,493
Other Income	3,368	2,470	14,228	7,273
Total revenues	109,068	90,531	307,119	264,153
Expenses
Referring broker fees	25,720	24,607	72,253	61,680
Compensation and benefits	22,955	17,826	68,662	52,325
Advertising and marketing	9,870	5,601	24,375	16,916
Communication and technology	8,190	6,373	23,559	19,171
General and administrative	13,197	8,178	55,356	25,792
Depreciation and amortization	5,367	1,831	14,201	5,292
Interest expense	93	27	226	78
Total expenses	85,392	64,443	258,632	181,254
Income before income taxes	23,676	26,088	48,487	82,899
Income tax provision	8,136	(1,449)	10,756	3,517
Net income	15,540	27,537	37,731	79,382
Net income attributable to non-controlling interest	12,142	27,537	28,222	79,382
Net income attributable to FXCM, Inc.	$3,398	$-	$9,509	$-
Net Income (in thousands)	$3,398		$9,509
Net Income per Class A Share
Basic and Diluted	$0.21		$0.56
Average Class A shares outstanding	16,468		16,997

FXCM Inc.
Consolidated Statements of Financial Condition
As of September 30, 2011 and December 31, 2010
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$177,582	$193,330
Cash and cash equivalents, held for customers	828,235	641,152
Due from brokers	8,136	125
Accounts receivables	16,143	18,324
Deferred tax asset	8,017	7,625
Tax receivable	546	1,643
Total current assets	1,038,659	862,199

Deferred tax asset	83,474	90,107
Office, communication and computer equipment, net	32,386	18,709
Intangible assets and goodwill, net	62,284	64,409
Other assets	17,045	12,369
Total assets	$1,233,848	$1,047,793

Liabilities and Equity

Current liabilities
Customer account liabilities	$828,235	$641,152
Accounts payable and accrued expenses	52,273	37,470
Due to brokers	694	13,314
Deferred tax liability - current	1,650	1,844
Due to related parties - pursuant to tax receivable agreement	3,744	3,817
Deferred revenue	-	6,000
Total current liabilities	886,596	703,597

Deferred tax liability	4,735	5,770
Due to related parties - pursuant to tax receivable agreement	67,702	70,419
Total liabilities	959,033	779,786

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;
3,000,000 shares authorized, 15,368,028 and 17,319,000 shares issued and outstanding as of September 30, 2011, and December 31, 2010, respectively	154	173
Class B common stock, par value $0.01 per share;
1,000,000 shares authorized, 100 and 0 shares issued and outstanding as of September 30, 2011, and December 31, 2010, respectively	1	1
Additional paid-in-capital	87,215	101,848
Retained earnings	6,661	146
Accumulated other comprehensive income	67	52
Total stockholders' equity of FXCM, Inc.	94,098	102,220
Non-controlling interest	180,717	165,787
Total stockholders' equity	274,815	268,007
Total liabilities and stockholders' equity	$1,233,848	$1,047,793

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.
Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.
Stock Based Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

3.
Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are recorded directly to stockholders’ equity. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

4.
Regulatory Reserve. During the nine months ended September 30, 2011, the Company established a reserve of $16.3 million regarding a settlement with the NFA and the CFTC relating to trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings LLC, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.3 million. In July 2011 and August 2011, $16.0 million and $0.3 million of additional capital was provided by the respective founding members and their capital accounts were increased and decreased for the funding and expense, respectively, in accordance with their membership interest in Holdings. Consequently there was no impact to FXCM Inc.'s net income for the three and nine months ended September 30, 2011 as the expense was allocated to the respective members for such expenses as permitted under terms of Holdings’ LLC agreement. The Company believes it is useful to provide the effects of eliminating these expenses.

FXCM Inc.
Adjusted Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited )

	Three Months Ended September 30,
	2011					2010
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues
Retail trading revenues	$97,017	-		$97,017		$80,383	-		$80,383
Institutional trading revenues	7,720	-		7,720		7,190	-		7,190
Interest income	963	-		963		488	-		488
Other income	3,368	-		3,368		2,470	-		2,470

Total revenues	109,068	-		109,068		90,531	-		90,531

Expenses

Referring broker fees	25,720	-		25,720		24,607	-		24,607
Compensation and benefits	22,955	(2,120	)(1)	20,835		17,826	-		17,826
Advertising and marketing	9,870	-		9,870		5,601	-		5,601
Communication and technology	8,190	-		8,190		6,373	-		6,373
General and administrative	13,197	(262	)(2)	12,935		8,178	-		8,178
Depreciation and amortization	5,367	-		5,367		1,831	-		1,831
Interest expense	93	-		93		27	-		27

Total expenses	85,392	(2,382)		83,010		64,443	-		64,443

Income before income taxes	23,676	2,382		26,058		26,088	-		26,088
Income tax provision	8,136	796	(3)	8,932		(1,449)	11,127	(3)	9,678
Net income	15,540	1,586		17,126		27,537	(11,127)		16,410
Net income attributable to non-controlling interest	12,142	(12,142	)(4)	-		27,537	(27,537	)(4)	-
Net income attributable to FXCM Inc.	$3,398	$13,728		$17,126		$-	$16,410		$16,410

Pro Forma fully exchanged, fully diluted shares outstanding				74,449	(5)				75,300	(5)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.23					$0.22

(1) Represents the elimination of equity-based compensation.

(2) Represents an adjustment to reflect a reserve established relating to a settlement with the NFA and CFTC regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters up to $16.0 million plus additional amounts as approved by such founding members. $16.0 million and $0.3 million were recorded in July 2011 and August 2011, respectively. Consequently, there was no impact to FXCM Inc.'s net income for the three and nine months ended September 30, 2011 as the entire expense was allocated to such founding members. $16.3 million of additional capital was provided by the respective founding members.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 34.3% and 37.1% for the three months ended September 30, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

FXCM Inc.
Adjusted Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited )

	Nine Months Ended September 30,
	2011					2010
	As Reported	Adjustments		Adjusted Pro Forma		As Reported	Adjustments		Adjusted Pro Forma
Revenues
Retail trading revenues	$268,234	-		$268,234		$234,608	-		$234,608
Institutional trading revenues	21,820	-		21,820		20,779	-		20,779
Interest income	2,837	-		2,837		1,493	-		1,493
Other income	14,228	-		14,228		7,273	-		7,273

Total revenues	307,119	-		307,119		264,153	-		264,153

Expenses

Referring broker fees	72,253	-		72,253		61,680	-		61,680
Compensation and benefits	68,662	(6,520	)(1)	62,142		52,325	-		52,325
Advertising and marketing	24,375	-		24,375		16,916	-		16,916
Communication and technology	23,559	-		23,559		19,171	-		19,171
General and administrative	55,356	(16,262	)(2)	39,094		25,792	-		25,792
Depreciation and amortization	14,201	-		14,201		5,292	-		5,292
Interest expense	226	-		226		78	-		78

Total expenses	258,632	(22,782)		235,850		181,254	-		181,254

Income before income taxes	48,487	22,782		71,269		82,899	-		82,899
Income tax provision	10,756	14,064	(3)	24,820		3,517	27,150	(3)	30,667
Net income	37,731	8,718		46,449		79,382	(27,150)		52,232
Net income attributable to non-controlling interest	28,222	(28,222	)(4)	-		79,382	(79,382	)(4)	-
Net income attributable to FXCM Inc.	$9,509	$36,940		$46,449		$-	$52,232		$52,232
Pro Forma fully exchanged, fully diluted shares outstanding				74,978	(5)				75,300	(5)
Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.62					$0.69

(1) Represents the elimination of equity-based compensation.

(2) Represents an adjustment to reflect a reserve established relating to a settlement with the NFA and the CFTC regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.0 million plus additional amounts as approved by such founding members. Consequently, there was no impact to FXCM Inc.'s net income for the three and nine months ended September 30, 2011 as the entire expense was allocated to such founding members. $16.3 million of additional capital was provided by the respective founding members.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 34.8% and 37.0% for the nine months ended September 30, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

FXCM Inc.
Reconciliation of EBITDA to Net Income
(In thousands)
(Unaudited )

	Three Months Ended September 30,				Nine Months Ended September 30,
	Adjusted Pro Forma		U.S. GAAP		Adjusted Pro Forma		U.S. GAAP
	2011	2010	2011	2010	2011	2010	2011	2010
Net income attributable to FXCM Inc.	$17,126	$16,410	$3,398	$-	$46,449	$52,232	$9,509	$-
Net income attributable to noncontrolling interest	-	-	12,142	27,537	-	-	28,222	79,382
Provision for income taxes	8,932	9,678	8,136	(1,449)	24,820	30,667	10,756	3,517
Depreciation and amortization	5,367	1,831	5,367	1,831	14,201	5,292	14,201	5,292
EBITDA	$31,425	$27,919	$29,043	$27,919	$85,470	$88,191	$62,688	$88,191